Exhibit T3A.6

PAGE 2

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DIAMOND OFFSHORE DRILLING (OVERSEAS) L.L.C.” FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2003, AT 1:09 O’CLOCK P.M.

Harriet Smith Windsor, Secretary of State

0918987 8100V	AUTHENTICATION: 2723388

030700819	DATE: 10-31-03

State of Delaware Secretary of State Division of Corporations Delivered 01:30 PM 10/31/2003 FILED 01:09 PM 10/31/2003 SRV 030700819 – 0918987 FILE

CERTIFICATE OF FORMATION

OF

DIAMOND OFFSHORE DRILLING (OVERSEAS) L.L.C.

1. The name of the limited liability company is:

Diamond Offshore Drilling (Overseas) L.L.C.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 31st day of October 2003.

William C. Long
Authorized Person

CERTIFICATE OF FORMATION

OF

DIAMOND OFFSHORE DRILLING (OVERSEAS) L.L.C.

1. The name of the limited liability company is:

Diamond Offshore Drilling (Overseas) L.L.C.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 31st day of October 2003.

William C. Long
Authorized Person